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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-33974) pertaining to the Apropos Technology, Inc. 2000 Omnibus Incentive Plan and the Apropos Technology, Inc. Employee Stock Purchase Plan of 2000, of our report dated January 29, 2004, except for Note 13, as to which the date is February 25, 2004, with respect to the consolidated financial statements and schedule of Apropos Technology, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Chicago, Illinois March 26, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS